Exhibit 10

SETTLEMENT AGREEMENT AND GENERAL RELEASE

    This Settlement Agreement (“Agreement”) is made and entered into between HUDSON CONSULTING GROUP, INC. and its successors in interest or assigns (“Hudson”) and RICHARD D. SURBER (“Surber”), on the one hand, and GATEWAY DISTRIBUTORS, LTD., now known as Marshall Holdings International, Inc. (“MHII”), on the other hand. The above-named parties are referred to collectively hereinafter as “the Parties.”

RECITALS

    Whereas, certain disputes have arisen between the Parties;

    Whereas, on October 6, 2004, Hudson and Surber filed a suit against MHII in the Third District Court of the State of Utah, Salt Lake County, Case No. 040921072, Richard D. Surber, Individually and Hudson Consulting Group, Inc., a Nevada Corporation v. Richard A. Bailey, Florian R. Ternes, Individually, Gateway Distributors, Inc., a Nevada Corporation, and Worldwide Holdings Delaware Corp., a Delaware Corporation, f/k/a TRSG Corporation.

    Whereas, Hudson and Surber on the one hand and MHII on the other hand, now desire to resolve all claims, which may exist among them relating to, or arising out of, the action entitled Surber v. Bailey, more fully described and set forth hereinabove.  The Parties hereto specifically set forth that Worldwide Holdings Delaware Corp., f/k/a TRSG Corporation is not a party to this Settlement Agreement.

    Now therefore, in consideration of the above premises and the following covenants, it is hereby agreed as follows:

Purpose

1.
The Parties hereto understand, acknowledge, and agree that the execution of this Agreement constitutes a compromise of the disputes that currently exists between them, that this Agreement is not to be considered as any finding of fact nor construed as an admission of liability or fault by any party, except as specifically set forth herein.  The parties state that they each believe the settlement and its terms to be fair, reasonable and adequate to resolve all issues arising from the stated litigation.

Reciprocal Obligation

2.
MHII shall deliver to Diversified Holdings I, Inc., as assignee of Hudson, One Billion Five Hundred Million shares of the Common Stock of Marshall Holdings International, Inc. (MHII.OB) in monthly installments in amounts to mutually agreed upon by the parties, the first delivery in the agreed amount of two hundred million (200,000,000) shares shall be made within 5 business days of the execution of this Settlement Agreement, all shares due hereunder shall be delivered when agreed upon by both parties.  In the event that the stated number of shares is more than 4.9% of the issued and outstanding shares of MHII, on the date of issuance, the issuance shall be limited to that number of shares equal to 4.9% and the remaining shares shall become an obligation of MHII to issue that number of shares to Diversified Holdings I, Inc. when agreed upon by both parties.

3.
The respective Parties have agreed to jointly draft and execute this Settlement Agreement and General Release, and after the language is finalized, to provide the other with a copy of the executed signature page with all due expediency.

4.
The Parties hereby agree and stipulate the delivery of the shares of stock from MHII represent the settlement of an outstanding indebtedness that has been owed and due for in excess of 30 months and that the parties do hereby agree and stipulate that this period of time sets for the holding period of the securities as an obligation of MHII to the recipient and that such period is intended by the parties to meet the requirements as set forth in Rule 144(d) and (k) of the Securities Act of 1933.

5.
The Parties agree that delivery of the stock herein specified by MHII shall constitute full and complete settlement of all disputes arising from, or related to the action entitled Surber v. Bailey, Case No. 040921072, as more fully described hereinabove as to the parties to this Agreement.

6.
Within seven (7) calendar days of receipt of first 200 million shares, counsel for Hudson and MHII shall file a Request for Dismissal with prejudice as to the named parties herein with the Third District Court of the State of Utah, Salt Lake County, Case No. 040921072 and duly notify the court of the settlement and request the entry of a Judgment setting forth the terms hereof, providing Diversified Holdings receives a minimum of $150,000 from the sale of the stock.  In the event that 150,000 has not been delivered to Diversified Holdings after the sale of the 200 million shares, MHII will make up the difference in issuing more stock to satisfy the deficiency within in 14 days of the request.

Release of Claims

7.
Each party agrees for itself, its predecessors, successors, and assigns, to fully and unconditionally release and forever discharge the other named parties to the litigation, including each party’s successors, assigns, subsidiaries, affiliates, transferees, attorneys, representatives, agents, officers, directors, employees, insurers, and reinsurers, past, present, and future, from and on account of any and all claims, demands, actions, causes of action, or charges of any nature or kind whatsoever against the other party, whether known or unknown, asserted or unasserted, choate or inchoate, related to or arising out of the action entitled Surber v. Bailey, Case No. 040921072 as more fully described herein, this release is specifically not extended to and does not apply to any claim that the named plaintiffs may have against Worldwide Holdings Delaware Corp., a Delaware Corporation, f/k/a TRSG Corporation.

Advice of Counsel

10.
In executing this Agreement, the Parties acknowledge that they have been advised to consult with and have consulted with and had the advice of an attorney duly admitted to practice law in the State of Utah prior to executing this Agreement, and that they have voluntarily executed this Agreement after a careful and independent investigation, and not under fraud, duress, or undue influence.

Binding on Successors

11.	This Agreement shall be binding on and inure to the benefit of the Parties hereto, their heirs, executors, administrators, successors-in-interest, and assigns.

Integration

12.
All Parties hereby agree that this Agreement is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous written and oral agreements and communications relating to the action entitled Surber v. Bailey, Case No. 040921072 as more fully described herein.

Interpretation

13.
The Parties hereby agree that no inference or rule of inference shall be made by reason of the fact that one Party caused this Agreement to be drafted. For purposes of interpretation of the Agreement, it shall be assumed that all Parties drafted each provision of the Agreement. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Utah.

Severability

14.
If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

Confidentiality

15.
The Parties hereto specifically acknowledge, affirm, agree, and intend on their own behalf and on the behalf of their attorneys and representatives, that the terms of this Agreement shall remain entirely confidential unless disclosure is required by the court, by law, any reporting requirements of the Securities and Exchange Commission or the NASD, or otherwise necessary to carry out the terms and conditions of this Agreement.

No Waiver

16.
No failure to exercise, and no delay in exercising, on the part of any Party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any right hereunder.

Further Assistance

17.	Each of the parties shall hereafter execute all documents and take all actions that are reasonably necessary to effectuate the provisions of this Agreement.

Waiver of Claims

18.
The Parties hereby acknowledge that there is a risk that subsequent to the execution of this Agreement they will discover claims which were unknown or unanticipated at the time this Agreement was executed, which, if known on the date this Agreement is executed, may have materially affected their decision to execute this Agreement. The Parties expressly assume the risk of such unknown and unanticipated claims and agree that this Agreement and the general release contained herein apply to all such known or unknown or unanticipated claims.

Attorney Fees

19.
If any actual controversy arises as to the enforcement of any provision of this Agreement, the prevailing party, in any action or arbitration to enforce this Agreement, shall be entitled to recover all costs and expenses including, without limitation, attorney fees.

Execution in Counterparts

20.
The Parties agree that this Agreement may be executed in counterparts and that it is the intent of the Parties that a copy signed by a Party will be fully enforceable against that Party provided all other Parties have executed a counterpart of this Agreement. The Parties further agree that, in order to expeditiously effect the execution of this Agreement, a facsimile transmission of the signature pages will be deemed an original.

    Therefore, the signatures below constitute an express of the Parties, and each of them, that this Agreement is agreed to and binding as of the date of execution:

HUDSON CONSULTING GROUP, INC. by Diversified Holdings I, Inc., Hudson’s successor in interest

By: /s/ Richard Surber________                                                      Dated: October 29, 2007
      Richard D. Surber, President

RICHARD D. SURBER

/s/ Richard Surber__________                                                         Dated: October 29, 2007

MARSHALL HOLDINGS INTERNATIONA. INC. formerly
known as GATEWAY DISTRIBUTORS, LTD.

By:   /s/ Richard Bailey                                                                     Dated: 29/Oct 07
Richard Bailey

Its:     President MHII